EXHIBIT 10

February 24, 2005

Smithway Motor Xpress, Inc.
2031 Quail Avenue
Fort Dodge, Iowa 50501

And

East West Motor Express, Inc.
1170 JB Drive
Black Hawk, South Dakota 57718

Re: Fourteenth Amendment to Amended and Restated Loan and Security Agreement

Gentlemen:

Smithway Motor Xpress, Inc., an Iowa corporation (“Smithway Inc.”) and East West Motor Express, Inc., a South Dakota corporation (“East West”) (Smithway Inc. and East West each a "Borrower” and collectively the “Borrowers”) and LaSalle Bank National Association, a national banking association (“Lender”) have entered into that certain Amended and Restated Loan and Security Agreement dated December 28, 2001 (the “Security Agreement”). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

(a) Subsection 4(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

(a)	INTEREST RATE: Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest of the Prime Rate plus the Prime Margin set forth below or at the LIBOR Rate plus the LIBOR Margin set forth below, at Borrower’s option, based on the following matrix. Initially, the Loans shall bear interest as reflected in Level II of the matrix through December 31, 2004, and until the first test upon the submission by Borrowers of fiscal year end 2004 audited financial statements (and shall be tested quarterly on a rolling twelve (12) month basis by Bank thereafter) and, if applicable, reset by Bank.

		Revolving Loans		Term Loans
Funded Debt to
Level	EBITDA	Prime Margin	LIBOR Margin	Prime Margin	LIBOR Margin

I	= 3.5	25 bps	275 bps	25 bps	300 bps
II	= 2.5 and < 3.5	0 bps	250 bps	25 bps	275 bps
III	= 1.5 and < 2.5	0 bps	225 bps	0 bps	250 bps
IV	< 1.5	0 bps	200 bps	0 bps	225 bps

“EBITDA” shall mean with respect to any period, Borrower’s net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets, other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

“Funded Debt” shall mean, with respect to any period, all Debt of Borrowers for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments.

“Prime Rate” means the publicly announced prime rate of LaSalle Bank National Association (which is not intended to be LaSalle Bank National Association’s lowest or most favorable rate in effect at any time) (the “Prime Rate”) in effect from time to time, said rate of interest to increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate; and

"Interest Period” shall mean any continuous period of thirty (30), sixty (60) or ninety (90) days, as selected from time to time by Borrowers by irrevocable notice (in writing, by telex, telegram or cable) given to Bank not less than two (2) Business Days prior to the first day of each respective Interest Period; provided that: (i) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (ii) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (iii) if for any reason Borrowers shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the last Business Day of each month and on the date of any payment hereon by Borrower.

Upon the occurrence of an Event of Default, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the bases of a 365-day year.

(b) Subsection 4(b)(i) of the Agreement is deleted in its entirety and the following is substituted in its place:

(i)	Facilities Fee: Borrowers shall, jointly and severally, pay to Lender an annual facilities fee equal to one-fifth of one percent (1/5th of 1%) of the Maximum Loan Limit, which fee shall be fully earned by Lender on the date hereof and on each anniversary of the date hereof during the Original Term and any Renewal Term and which shall be payable on the last day of each month during the Original Term and any Renewal Term.

(c) Subsection 4(b) of the Agreement is amended to add the following provision:

(v)	Transaction Fee: Borrowers shall, jointly and severally, pay to Lender a transaction fee of Five Hundred and No/100 Dollars ($500.00) with respect to internal costs and expenses (in addition to any reimbursable out-of-pocket costs and expenses of Lender) related to this Fourteenth Amendment, which fee shall be fully earned on the date of this Fourteenth Amendment and payable on February 28, 2005.

(d) Section 8 of the Agreement is deleted in its entirety and the following is substituted in its place:

(c)	For purpose of calculating interest and fees, Lender shall, within (1.25) Business Days after receipt by Lender at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

(d) Section 10 of the Agreement is deleted in its entirety and the following is substituted in its place:

10. TERMINATION: AUTOMATIC RENEWAL.

THIS AGREEMENT SHALL BE IN EFFECT UPON EXECUTION OF THIS AMENDMENT UNTIL JANUARY 1, 2010 (THE “ORIGINAL TERM”) AND SHALL AUTOMATICALLY RENEW ITSELF FROM MONTH TO MONTH THEREAFTER (EACH SUCH ONE-MONTH RENEWAL BEING REFERRED TO HEREIN AS A “RENEWAL TERM”) unless (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) A BORROWER OR LENDER ELECTS TO TERMINATE THIS AGREEMENT EFFECTIVE AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTY WRITTEN NOTICE OF SUCH ELECTION AT LEAST FIFTEEN (15) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM IN WHICH CASE BORROWERS SHALL PAY ALL OF THE LIABILITIES IN FULL ON THE LAST DAY OF SUCH TERM. If one or more of the events specified in clauses (a) and (b) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Borrowers shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrowers, and if Borrowers are obtaining new financing from another lender, Borrowers shall deliver such lender’s indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to such Borrower’s account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account.

(e) Subsection 14(a) of the Agreement is deleted in its entirety and the following is substituted in its place:

(a) Tangible Net Worth.

The Consolidated Group’s Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; “Minimum Tangible Net Worth” being defined for purposes of this subsection as (i) $12,000,000.00 at all times from January 1, 2005 through December 31, 2005; and (ii) thereafter, from January 1st through December 31st of each year, Minimum Tangible Net Worth shall be equal to Minimum Tangible Net Worth on the last day of the immediately preceding year plus fifty percent (50%) of the Consolidated Group’s net income on December 31, 2005; and “Tangible Net Worth” being defined for purposes of this subsection as the Consolidated Group’s shareholders’ equity (including retained earnings) less the book value of all intangible assets as determined solely by Lender on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated December 31, 2004 except as set forth herein;

2. This Amendment shall not become effective until fully executed by all parties hereto.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

LASALLE BANK NATIONAL ASSOCIATION

By /s/ [illegible]
Title [illegible]

ACKNOWLEDGED AND AGREED TO
this 24th day of February, 2005:

SMITHWAY MOTOR XPRESS, INC.

By /s/ G. Larry Owens

G.	Larry Owens Title: President, CEO and Chairman

EAST WEST MOTOR EXPRESS, INC.

By /s/ G. Larry Owens

G.	Larry Owens Title: President, CEO and Chairman

Consented and agreed to by the following guarantor(s) of the obligations of SMITHWAY MOTOR XPRESS, INC. and EAST WEST MOTOR EXPRESS, INC. to LASALLE BANK NATIONAL ASSOCIATION.

SMSD ACQUISITION CORP.

By /s/ G. Larry Owens

G.	Larry Owens Title: President, CEO and Chairman

Date: February 24, 2005

SMITHWAY MOTOR XPRESS CORP.

By /s/ G. Larry Owens

G.	Larry Owens Title: President, CEO and Chairman

Date: February 24, 2005